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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 28, 1996, except with regard to Note 15 as to which such date is April 18, 1996, included in Harken Energy Corporation's Form 10-K/A for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.


                                              /s/ ARTHUR ANDERSEN LLP

                                                  ARTHUR ANDERSEN LLP


Dallas, Texas
May 1, 1996